Exhibit 99.1

CatchMark Timber Trust, Inc. Stockholders Approve Merger with PotlatchDeltic Corporation

ATLANTA, September 13, 2022—(PRNewswire)—CatchMark Timber Trust, Inc. (NYSE: CTT) (“CatchMark” or the “Company”) announced that, at the special meeting of stockholders (the “Special Meeting”) held today, its stockholders approved the merger of CatchMark with and into a wholly owned subsidiary of PotlatchDeltic Corporation (NASDAQ: PCH) (“PotlatchDeltic”), pursuant to the terms of the Agreement and Plan of Merger, dated as of May 29, 2022 (the “Merger Agreement”). CatchMark will provide final vote results for the Special Meeting, as certified by the independent Inspector of Election, on a Form 8-K to be filed with the U.S. Securities and Exchange Commission.

The transaction is expected to close on or about September 14, 2022, subject to the satisfaction or waiver of customary closing conditions. Under the terms of the Merger Agreement, among other things, each share of CatchMark Class A common stock, par value $0.01 per share (“CatchMark common stock”) issued and outstanding immediately prior to the effective time of the Company merger will be automatically converted into the right to receive, in accordance with the terms of the Merger Agreement, 0.230 validly issued, fully paid and non-assessable shares of PotlatchDeltic, without interest, plus the right to receive cash in lieu of fractional shares. Upon the closing of the transaction, CatchMark common stock will no longer be listed on any public market.

King & Spalding LLP and Venable LLP served as CatchMark’s legal counsel and Stifel, Nicolaus & Company, Incorporated acted as CatchMark’s financial advisors. Perkins Coie LLP and Skadden, Arps, Slate, Meagher & Flom LLP served as PotlatchDeltic’s legal counsel. Bank of America served as financial advisor to PotlatchDeltic.

About CatchMark Timber Trust, Inc.

CatchMark (NYSE: CTT) invests in prime timberlands located in the nation’s leading mill markets, seeking to capture the highest value per acre and to generate sustainable yields through disciplined management and superior stewardship of its exceptional resources. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in approximately 350,000 acres* of timberlands located in the U.S. South. For more information visit www.catchmark.com.

*	As of June 30, 2022

Important Additional Information about the Proposed Transaction

This communication is being made in respect of the proposed merger transaction involving PotlatchDeltic and CatchMark. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed transaction, PotlatchDeltic filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that was declared effective on August 10, 2022 that constitutes a prospectus of PotlatchDeltic and a proxy statement of CatchMark. CatchMark filed the proxy statement/prospectus with the SEC on August 10, 2022 and mailed it to its stockholders commencing August 12, 2022. The proxy statement/prospectus related to the proposed merger contains important information about PotlatchDeltic, CatchMark, the proposed transaction and related matters. Investors are urged to carefully read the proxy statement/prospectus and other documents filed or to be filed with the SEC (or incorporated by reference into the proxy statement/prospectus) in connection with the proposed merger. Investors may obtain free copies of the proxy statement/prospectus and other documents through the website maintained by the SEC at www.sec.gov. In addition, investors are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties on PotlatchDeltic’s website at www.potlatchdeltic.com (which website is not incorporated herein by reference), for documents filed with the SEC by PotlatchDeltic, or on CatchMark’s website at www.catchmark.com (which website is not incorporated herein by reference), for documents filed with the SEC by CatchMark.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “should,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Risks and uncertainties that could cause the Company’s actual results to differ from these forward-looking statements include, but are not limited to, that (i) the timing of the closing of the Mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the Mergers will not occur; (ii) the proposed Mergers may involve unexpected costs, liabilities or delays; (iii) the Company’s business may suffer as a result of uncertainty surrounding the proposed Mergers; (iv) the risk that the proposed Mergers disrupt the Company’s current plans and operations or divert management’s or employees’ attention from ongoing business operations; (v) the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed Mergers; (vi) the possible failure of the Company to maintain its qualification as a REIT; (vii) stockholder litigation in connection with the proposed Mergers may affect the timing or occurrence of the proposed Mergers or result in significant costs of defense, indemnification and liability; (viii) the Company may be adversely affected by other economic, business or competitive factors; (ix) the occurrence of any event, change or other circumstances could give rise to the termination of the Merger Agreement; and (x) other risks to the consummation of the proposed Mergers, including the risk that the proposed Mergers will not be consummated within the expected time period or at all; (xi) the factors described in Part I, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the SEC and the proxy statement/prospectus filed by the Company in connection with the Mergers. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to update its forward-looking statements, except as required by law.

Contacts

Investors:	Media:

Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC

(855) 858-9794	(203) 268-0158

info@catchmark.com	marybeth@millerryanllc.com